Exhibit No. 99

News Release

Media Line: 410 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group	Fellon-McCord & Associates

Media Contacts:

Debra Larsson

Diana L. Hayden

410 470-7433

Investor Contacts:	Kevin Hadlock
410 470-3647
Tonya Cultice
410 470-5619

Constellation Energy Reports Solid Third Quarter 2007 Results

Announces $1 Billion Share Repurchase Program

BALTIMORE, Oct. 31, 2007 – Constellation Energy (NYSE: CEG) today reported  third quarter 2007 adjusted earnings of $1.45 per share, compared to $1.46 of adjusted earnings per share (EPS) in the same period last year. These results were in line with management’s guidance range of $1.35 to $1.55 per share. Adjusted earnings exclude the impact of special items, certain economic, non-qualifying hedges and synfuel earnings. On a GAAP basis, the company earned $1.38 per share in the third quarter of 2007, compared to $1.79 per share in the same period last year.

In addition, Constellation Energy today announced that its board of directors authorized a $1 billion share repurchase program, which is expected to be executed over the next 24 months. Further, Constellation Energy is executing on $250 million of the program through an accelerated share repurchase agreement. The remainder of the share repurchase program is expected to be implemented in a manner that preserves the flexibility to pursue additional investment opportunities.

“We are pleased with another solid performance in the third quarter of 2007, driven by continued growth of our merchant businesses,” said Mayo A. Shattuck III, chairman, president and chief executive officer, Constellation Energy. “In addition, the announcement of a share repurchase program illustrates continued confidence in our bright future. Given our strong financial profile, we believe this is the right time to implement a share repurchase program. We also believe this program represents the most efficient return of excess capital to our shareholders, while maintaining flexibility to opportunistically pursue higher value-added strategic investments.

“In addition, we are making steady progress on our new nuclear initiative through our joint venture with EDF, UniStar Nuclear Energy. The revised federal loan guarantee program that was recently announced was a watershed event that provides more clarity on the financing necessary for new nuclear development. Looking ahead, AREVA, a partner with UniStar Nuclear Energy, is preparing to file the design certification for the U.S. EPR by year-end 2007. Through UniStar Nuclear Energy, we expect to complete our Combined License Application (COLA) for a potential Calvert Cliffs Unit 3 in early 2008,” said Shattuck.

“We are also investing in reliability programs across the company. Baltimore Gas and Electric Company (BGE) recently filed aggressive demand response and conservation programs with the Maryland Public Service Commission. These programs are important to encourage customers to better manage their electricity use and to help Maryland meet its reliability and conservation objectives,” said Shattuck. “Lastly, we are mobilizing to respond to high capacity prices through near-term investments, whereby we plan to rejuvenate, uprate and extend the life of existing generation assets. Longer term, we see significant opportunity in creating the option to build new nuclear plants in PJM and New York.”

Based on its solid performance and earnings visibility, Constellation Energy raised the bottom end of the range for its full-year 2007 earnings guidance to $4.45 to $4.65 per share from $4.30 to $4.65 per share. For 2008, the company reaffirmed earnings guidance of $5.25 to $5.75 per share and expects to be in the middle to upper half of the guidance range. For 2009, the company expects earnings growth of more than 10 percent over 2008.

The following tables summarize adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provide a reconciliation to total company reported earnings:

	Three Months Ended September 30,
	2007			2006
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.14	$0.14		$0.20	$0.20
Merchant Energy	1.23	1.31	(1)	1.47	1.24	(2)
Other Nonregulated	—	—		0.02	0.02
Diluted Earnings Per Share from Continuing Operations	1.37	1.45		1.69	1.46

Income from Discontinued Operations Assuming Dilution	0.01	—		0.10	—
Diluted Earnings Per Share	$1.38	$1.45		$1.79	$1.46

* Unaudited.

Prior-period amounts reclassified to conform with current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of losses from our synthetic fuel processing facilities of $0.09 per share. Subtraction of mark-to-market gains on certain non-qualifying hedges of $0.01 per share.

(2) Subtraction of mark-to-market gains on certain non-qualifying hedges of $0.20 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.11 per share. Addition for workforce reduction costs of $0.07 per share and addition for merger-related costs of $0.01 per share.

	Nine Months Ended September 30,
	2007			2006
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.57	$0.57		$0.68	$0.69	(2)
Merchant Energy	2.47	2.49	(1)	1.94	1.80	(3)
Other Nonregulated	0.05	0.05		0.04	0.04
Diluted Earnings Per Share from Continuing Operations	3.09	3.11		2.66	2.53

Income from Discontinued Operations Assuming Dilution	(0.01)	—		0.28	—
Diluted Earnings Per Share	$3.08	$3.11		$2.94	$2.53

* Unaudited.

Prior-period amounts reclassified to conform with current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of impairment losses and other costs of $0.06 per share, addition of mark-to-market losses on certain non-qualifying hedges of $0.03 per share, and addition for workforce reduction costs of $0.01 per share. Subtraction of earnings from our synthetic fuel processing facilities of $0.08 per share.

(2) Addition for merger-related costs of $0.01 per share.

(3) Subtraction of mark-to-market gains on certain non-qualifying hedges of $0.14 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.12 per share. Addition for workforce reduction costs of $0.08 per share and addition for merger-related costs of $0.04 per share.

Baltimore Gas and Electric

BGE reported earnings of 14 cents per share in the third quarter of 2007, down 6 cents per share versus the third quarter of 2006, driven by credits to residential customers required by Maryland’s Senate Bill 1 and higher operations and maintenance costs, partially offset by higher electric transmission and demand response revenues.

Merchant

On an adjusted basis, the Merchant segment earned $1.31 per share during the third quarter of 2007, up 7 cents per share from the third quarter last year.

Compared to the third quarter of 2006, Wholesale Competitive Supply increased 13 cents per share due to higher backlog realization and new business, partially offset by higher operating expenses. Retail Competitive Supply was down 5 cents per share, with NewEnergy Electric delivering higher year-over-year results and with NewEnergy Gas providing an unfavorable comparison to last year’s third quarter.

Financial Statements

The Sept. 30, 2007, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings are excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges and synfuel results due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges and synfuel results could be material to our operating results computed in accordance with GAAP. We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended Sept. 30, 2007, on or about Nov. 8, 2007.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call Oct. 31, 2007

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on Oct. 31, 2007, to review its third quarter results. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899.

The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (866) 415-8358 or (203) 369-0699 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call.

Constellation Energy (www.constellation.com), a FORTUNE 125 company with 2006 revenues of $19.3 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 78 generating units located throughout the United States, totaling approximately 8,700 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum – Amounts Excluded from Adjusted EPS

Income from Discontinued Operations – after-tax income of $0.7 million, or $0.01 per share

In December 2006, we completed the sale of six gas-fired plants, including the High Desert facility, and in June 2004 we completed the sale of a geothermal facility in Hawaii. Both of these facilities had been previously classified as discontinued operations in our financial statements. During the third quarter of 2007, we recorded certain income tax adjustments relating to these facilities totaling $0.7 million, which is reflected in “Income from discontinued operations.”

Non-qualifying Hedges – after-tax gain of $1.9 million, or $0.01 per share

During the third quarter of 2007, we recognized a $1.9 million after-tax gain related to certain non-qualifying hedges of gas transportation rights and gas storage contracts, which are economic hedges that do not meet the criteria or are not designated for cash-flow hedge accounting under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked-to-market. This mark-to-market gain is essentially a timing difference that is expected to be offset as we realize the related accrual contracts in cash in future periods.

Synfuel Earnings – after-tax loss of $(15.6) million, or $(0.09) per share

Due to the potential for oil price volatility to result in a difficult-to-forecast phase-out of tax credits at our facilities that produce synfuel, we have removed the $(15.6) million loss generated during the third quarter of 2007 from our results as follows:

September 30,
Three Months Ended	2007
(In millions)
After-tax loss from operations	$(12.2)
Tax credits before phase-out	37.1
Current period tax credit phase-out	(20.0)
True-up of phase-out from prior periods	(20.5)
Net loss from synfuel facilities	$(15.6)

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$4,869.7	$4,631.8	$13,124.7	$12,307.0
Regulated electric revenues	778.2	649.9	1,837.3	1,652.6
Regulated gas revenues	112.8	111.7	674.4	671.8
Total revenues	5,760.7	5,393.4	15,636.4	14,631.4

Expenses
Fuel and purchased energy expenses	4,454.0	4,096.2	12,244.2	11,415.5
Operating expenses	653.6	514.2	1,802.7	1,597.6
Impairment losses and other costs	—	—	20.2	—
Workforce reduction costs	—	21.7	2.3	23.9
Merger-related costs	—	3.4	—	12.4
Depreciation, depletion, and amortization	138.3	136.4	413.5	399.9
Accretion of asset retirement obligations	16.0	17.0	51.9	50.2
Taxes other than income taxes	73.7	73.6	219.7	218.7
Total expenses	5,335.6	4,862.5	14,754.5	13,718.2
Income from Operations	425.1	530.9	881.9	913.2
Gain on Sale of Subsidiary Equity - CEP	39.2	—	52.1	—
Other Income	29.1	9.5	116.7	38.6
Fixed Charges
Interest expense	80.3	83.1	231.7	239.3
Interest capitalized and allowance for borrowed funds used during construction	(5.2)	(3.5)	(13.6)	(10.0)
BGE preference stock dividends	3.3	3.3	9.9	9.9
Total fixed charges	78.4	82.9	228.0	239.2
Income from Continuing Operations Before Income Taxes	415.0	457.5	822.7	712.6
Income Tax Expense	164.3	151.2	258.4	230.6
Income from Continuing Operations	250.7	306.3	564.3	482.0
Income (Loss) from discontinued operations, net of income taxes of $0.7, $10.1, $1.5 and $27.8, respectively	0.7	18.1	(0.9)	49.5
Net Income	$251.4	$324.4	$563.4	$531.5

Earnings Applicable to Common Stock	$251.4	$324.4	$563.4	$531.5

Average Shares of Common Stock Outstanding — Basic	180.5	179.7	180.5	179.1
Average Shares of Common Stock Outstanding — Diluted	182.8	181.6	182.8	180.9

Earnings Per Common Share from Continuing Operations —Basic	$1.39	$1.70	$3.13	$2.69
Income (Loss) from discontinued operations — Basic	—	0.11	(0.01)	0.28
Earnings Per Common Share — Basic	$1.39	$1.81	$3.12	$2.97

Earnings Per Common Share from Continuing Operations — Diluted	$1.37	$1.69	$3.09	$2.66
Income (Loss) from discontinued operations — Diluted	0.01	0.10	(0.01)	0.28
Earnings Per Common Share — Diluted	$1.38	$1.79	$3.08	$2.94

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	September 30, 2007	December 31, 2006

	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,551.7	$2,289.1
Accounts receivable (net of allowance for uncollectibles of $45.9 and $48.9, respectively)	3,642.8	3,248.3
Fuel stocks	510.9	599.5
Materials and supplies	208.9	200.2
Mark-to-market energy assets	963.8	1,294.8
Risk management assets	165.1	261.7
Unamortized energy contract assets	52.0	35.2
Deferred income taxes	220.8	674.3
Other	514.4	497.0
Total current assets	7,830.4	9,100.1
Investments And Other Assets
Nuclear decommissioning trust funds	1,308.7	1,240.1
Other investments	524.2	308.6
Regulatory assets (net)	606.0	389.0
Goodwill	273.8	157.6
Mark-to-market energy assets	699.9	623.4
Risk management assets	449.2	325.7
Unamortized energy contract assets	186.2	123.6
Other	316.4	311.4
Total investments and other assets	4,364.4	3,479.4
Property, Plant And Equipment
Nonregulated property, plant and equipment	7,936.9	7,587.6
Regulated property, plant and equipment	5,968.4	5,752.9
Nuclear fuel (net of amortization)	382.1	339.9
Accumulated depreciation	(4,729.9)	(4,458.3)
Net property, plant and equipment	9,557.5	9,222.1
Total Assets	$21,752.3	$21,801.6

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$295.5	$878.8
Accounts payable and accrued liabilities	2,301.5	2,137.2
Customer deposits and collateral	402.3	347.2
Mark-to-market energy liabilities	687.1	1,071.7
Risk management liabilities	840.8	1,340.0
Unamortized energy contract liabilities	415.7	378.3
Accrued expenses and other	868.3	969.5
Total current liabilities	5,811.2	7,122.7
Deferred Credits And Other Liabilities
Deferred income taxes	1,310.7	1,435.8
Asset retirement obligations	903.1	974.8
Mark-to-market energy liabilities	406.8	392.4
Risk management liabilities	802.3	707.3
Unamortized energy contract liabilities	1,279.8	958.0
Defined benefit obligations	849.5	928.3
Deferred investment tax credits	52.1	57.2
Other	167.8	109.0
Total deferred credits and other liabilities	5,772.1	5,562.8
Long-Term Debt
Long-term debt of nonregulated businesses	2,778.0	3,390.3
Long-term debt of BGE	1,334.2	1,459.0
Rate stabilization securitization bonds of BGE	623.2	—
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(5.1)	(5.9)
Current portion of long-term debt	(295.5)	(878.8)
Total long-term debt	4,692.5	4,222.3
Minority Interests	19.9	94.5
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,749.7	2,738.6
Retained earnings	3,763.4	3,474.3
Accumulated other comprehensive loss	(1,246.5)	(1,603.6)
Total common shareholders’ equity	5,266.6	4,609.3
Total Liabilities And Equity	$21,752.3	$21,801.6

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Nine Months Ended September 30,
			Oil &	Hydro &
	Nuclear	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2007	60.2	35.3	1.1	1.9	1.5	100.0
2006*	50.5	30.1	16.2	2.0	1.2	100.0

Thousands of MWH
2007	23,419	13,730	440	747	540	38,876
2006*	22,808	13,576	7,316	897	548	45,145

* Includes generation output from our gas-fired plants until their sale in December 2006

Utility Operating Statistics (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
ELECTRIC
Revenues (In Millions)
Residential	$513.4	$365.0	$1,124.8	$845.4
Commercial
Excluding Delivery Service Only	166.1	196.7	443.0	602.2
Delivery Service Only	57.8	52.1	160.9	99.7
Industrial
Excluding Delivery Service Only	9.5	10.7	24.1	39.4
Delivery Service Only	7.1	7.3	20.7	19.4
System Sales	753.9	631.8	1,773.5	1,606.1
Other	24.3	18.1	63.8	46.5
Total	$778.2	$649.9	$1,837.3	$1,652.6
Distribution Volumes (In Thousands) — MWH
Residential	3,766	3,754	10,497	9,965
Commercial
Excluding Delivery Service Only	1,183	1,403	3,303	5,287
Delivery Service Only	3,234	3,080	8,950	6,662
Industrial
Excluding Delivery Service Only	77	91	215	395
Delivery Service Only	833	799	2,373	2,262
Total	9,093	9,127	25,338	24,571
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$47.5	$48.3	$390.5	$361.0
Delivery Service Only	2.7	2.8	13.6	15.0
Commercial
Excluding Delivery Service Only	15.1	14.4	114.3	112.8
Delivery Service Only	7.2	5.7	30.0	25.3
Industrial
Excluding Delivery Service Only	0.6	0.6	5.8	5.7
Delivery Service Only	4.3	5.1	12.8	15.0
System Sales	77.4	76.9	567.0	534.8
Off-System Sales	39.7	36.5	115.2	136.5
Other	1.6	1.2	6.6	7.1
Total	$118.7	$114.6	$688.8	$678.4
Distribution Volumes (In Thousands) — DTH
Residential
Excluding Delivery Service Only	2,496	2,548	27,403	22,843
Delivery Service Only	251	273	3,012	2,772
Commercial
Excluding Delivery Service Only	1,184	1,073	9,363	8,346
Delivery Service Only	5,850	5,053	22,865	18,911
Industrial
Excluding Delivery Service Only	45	46	491	438
Delivery Service Only	4,300	4,651	12,701	15,463
System Sales	14,126	13,644	75,835	68,773
Off-System Sales	5,952	5,110	14,697	15,763
Total	20,078	18,754	90,532	84,536

Utility operating statistics do not reflect the elimination of intercompancy transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days	— Actual	61	81	3,061	2,642
	— Normal	84	85	3,055	3,061
Cooling Degree Days	— Actual	593	622	851	845
	— Normal	585	581	823	821

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Nine Months Ended September 30,

	2007	2006

Ratio of Earnings to Fixed Charges	4.21	3.69

Effective Tax Rate	31.0%	31.9%

Equity Investment In Nonregulated Businesses — End of Period	$3,589.5	$2,671.7

Equity Investment In Regulated Business — End of Period	$1,677.1	$1,657.9

Common Stock Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Common Stock Dividends - Per Share
—Declared	$0.4350	$0.3775	$1.3050	$1.1325
—Paid	$0.4350	$0.3775	$1.2475	$1.0900

Market Value Per Share
—High	$98.20	$60.79	$98.20	$60.79
—Low	$76.64	$53.70	$68.78	$50.55
—Close	$85.79	$59.20	$85.79	$59.20

Shares Outstanding—End of Period (In Millions)	180.6	179.9	180.6	179.9

Book Value per Share—End of Period	$29.16	$24.07	$29.16	$24.07